AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

AMONG

CORPORATE OFFICE PROPERTIES, L.P.,

FRANK DERWIN,

FREDERICK FUNK,

GEF CAPITAL COMPANY HOLDINGS, LLC

THE HANNON FAMILY, LLC,

JOHN G. HANNON REVOCABLE TRUST U/A DATED MARCH 9, 2004,

LEONARD E. MOODISPAW,

CAROLINE PISANO,

THUNDERCLAP HOLDINGS, LLC,

VEDANTA OPPORTUNITIES FUND, L.P.,

ALPHA TECHNOLOGY LTD.,

AND

THE KEYW CORPORATION

DATED AS OF MAY 29, 2009

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement” or the “Registration Rights Agreement”) is entered into as of May 29, 2009, by and among each of the following parties: (i) The KEYW Corporation, a Maryland corporation (the “Company”), (ii) Corporate Office Properties, L.P., (iii) Frank Derwin, (iv) Frederick Funk, (v) GEF Capital Company Holdings, LLC, (vi) The Hannon Family, LLC, (vii) Leonard E. Moodispaw, (viii) Caroline Pisano (ix) Thunderclap Holdings, LLC, (collectively, excluding the Company, the “Existing Investors”), and (x) Vedanta Opportunities Fund, L.P., (xi) Alpha Technology Ltd, and (xii) the John G. Hannon Revocable Trust u/a dated March 9, 2004 (the “New Investors”, and together with the Existing Investors, the “Investors”, or individually, an “Investor”).

WHEREAS, the Company and the Existing Investors are party to a Registration Rights Agreement dated as of August 22, 2008 (the “Original Agreement”) which was entered into in connection with the private placement of an aggregate of 5,897,250 shares of Common Stock and warrants to purchase up to an aggregate of 2,948,625 shares of Common Stock from the Company (the “2008 Warrants”);

WHEREAS, as of May 11, 2009, the Company conducted a private placement to certain of its Existing Investors, the John G. Hannon Revocable Trust u/a dated March 9, 2004, and certain other individuals and entities (the “May 2009 Private Placement Investors”) in which the May 2009 Private Placement Investors acquired an aggregate of 3,581,360 shares of Common Stock and warrants to purchase up to an aggregate of 1,790,680 shares of Common Stock from the Company (the “May 2009 Warrants”) pursuant to subscription agreements (such purchase, the “May 2009 Private Placement”);

WHEREAS, as of May 29, 2009, the Company conducted an additional private placement to Vedanta Opportunities Fund, L.P., an affiliate of Vedanta Opportunities Fund, L.P., and certain other investors in which they acquired an aggregate of 1,558,458 shares of Common Stock and warrants to purchase up to an aggregate of 779,229 shares of Common Stock (together with the 2008 Warrants and the May 2009 Warrants, the “Warrants”) from the Company pursuant to subscription agreements (such purchase, together with the May 2009 Private Placement, the “Investment”);

WHEREAS, the Company, the Existing Investors and the New Investors desire to amend and restate the Original Agreement to include the New Investors in connection with the Investment and to provide the Investors with certain rights with respect to the registration of the Common Stock and shares underlying the Warrants; and

WHEREAS, except as defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them in Article 2 hereof.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	REGISTRATION RIGHTS

1.1.	Demand Registration Rights

1.1.1.	Request

At any time after September 1, 2011, Holders owning at least a majority of the then outstanding Registrable Securities may request, and at any time after the six-month anniversary of an IPO Holders owning at least twenty percent (20%) of the then outstanding Registrable Securities may request, registration for sale under the Act of all or part of the Registrable Securities then held by them, and upon such request the Company will promptly take the actions specified in Section 1.1.2.

1.1.2.	Demand Procedures

Within ten (10) Business Days after receipt by the Company of a written registration request pursuant to Section 1.1.1 (which request shall specify the number of shares of Common Stock proposed to be registered and sold and the manner in which such sale is proposed to be effected), the Company shall promptly give written notice to all other Holders of the proposed demand registration, and such other Holders shall have the right to join in the proposed registration and sale, upon written request to the Company (which request shall specify the number of shares proposed to be registered and sold) within five (5) Business Days after receipt of such notice from the Company.  The Company shall thereafter, as expeditiously as practicable, use its commercially reasonable efforts to (i) file with the SEC under the Act a registration statement on the appropriate form concerning all Registrable Securities specified in the demand request and all Registrable Securities with respect to which the Company has received the written request from the other Holders and (ii) cause the registration statement to be declared effective.  At the request of participating Holders holding a majority of the Registrable Securities being registered, the Company use its commercially reasonable efforts to cause each offering pursuant to Section 1.1.1 to be managed, on a firm commitment basis, by a recognized regional or national underwriter selected by the Company and approved by such participating Holders, such approval not to be unreasonably withheld, conditioned or delayed.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form.  The Company shall not be obligated to effect more than three registrations requested by the Holders under Section 1.1.1; provided, however, that any such request shall be deemed satisfied only when a registration statement covering more than seventy-five percent (75%) of the Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the Holders, has become effective.

1.1.3.	Delay by Company

The Company shall not be required to effect a demand registration under the Act pursuant to Section 1.1.1 above if (i) the Company receives a request for registration under Section 1.1.1 less than sixty (60) days preceding the anticipated effective date of a proposed underwritten public offering of securities of the Company approved by the Company’s Board of Directors prior to the Company’s receipt of the request and in such event the Company shall not be required to effect any such requested registration until sixty (60) days after the effective date of such proposed underwritten public offering, (ii) within sixty (60) days prior to any such request for registration, a registration of securities of the Company has been effected in which the Holders had the right to participate pursuant to this Section 1.1 or Section 1.3 hereof or (iii) the Board of Directors of the Company reasonably determines in good faith that effecting such a demand registration at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company, or a merger, reorganization, recapitalization, or similar transaction materially affecting the capital structure or equity ownership of the Company, or would otherwise be seriously detrimental to the Company because the Company was then in the process of raising capital in the public or private markets or would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; provided, however, that the Company may only delay a demand registration pursuant to this Section 1.1.3 for a period not exceeding ninety (90) days (or until such earlier time as such transaction is consummated or no longer proposed) and may only defer any such filing pursuant to this Section 1.1.3 once per calendar year.  The Company shall promptly notify in writing the Holders requesting registration of any decision not to effect any such request for registration pursuant to this Section 1.1.3, which notice shall set forth in reasonable detail the reason for such decision and shall include an undertaking by the Company promptly to notify such Holders as soon as a demand registration may be effected. Any demand registration delayed or deferred under this Section 1.1.3 shall not be considered one of the permitted registrations under Section 1.1.2 unless and until it has become effective.

1.1.4.	Reduction

If a demand registration is an underwritten registration and the managing underwriters advise the Company and the Holders participating in the demand registration in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, then the amount of such shares that may be included in such registration shall first be allocated pro rata among all of the Holders exercising demand rights under Section 1.1 in proportion to the number of shares of Registrable Securities owned by them and then to the Company or any other party seeking to participate in the offering.

1.1.5.	Withdrawal

Holders participating in any demand registration pursuant to this Section 1.1 may withdraw at any time before a registration statement is declared effective, and the Company may withdraw such registration statement if no Registrable Securities are then proposed to be included (and if withdrawn by the Company or any Holder, the Holders shall not be deemed to have requested a demand registration for purposes of Section 1.1.1 hereof).  If the Company withdraws a registration statement under this Section 1.1.5 in respect of a registration for which the Company would otherwise be required to pay expenses under Section 1.6.2 hereof, the Holders that shall have withdrawn shall reimburse the Company for all expenses of such registration in proportion to the number of shares each such withdrawing Holder shall have requested to be registered unless the Holders withdrew from the requested registration pursuant to the discovery of material information adverse to the Company or the registration is delayed or deferred under Section 1.1.3.

1.2.	Piggyback Registration Rights

1.2.1.	Request

If at any time or times after the date of this Agreement the Company proposes to file a registration statement covering any of its securities under the Act (whether to be sold by it or by one or more selling stockholders), other than pursuant to an offering registered on Form S-8 or Form S-4, or successor forms relating to board-approved employee stock plans and business combinations, the Company shall, not less than thirty (30) days prior to the proposed filing date of the registration form, give written notice of the proposed registration to all Holders specifying in reasonable detail the proposed transaction to be covered by the registration statement, and at the written request of any Holder delivered to the Company within thirty (30) days after giving such notice, shall include in such registration and offering, and in any underwriting of such offering, all Registrable Securities as may have been designated in the Holder’s request.  The Company shall have no obligation to include shares of Common Stock owned by any Holder in a registration statement pursuant to this Section 1.2, unless and until such Holder (a) in connection with any underwritten offering, agrees to enter into an underwriting agreement, a custody agreement and power of attorney and any other customary documents required in an underwritten offering all in customary form and containing customary provisions and (b) shall have furnished the Company with all information and statements about or pertaining to such Holder in such reasonable detail and on such timely basis as is reasonably deemed by the Company to be legally required with respect to the preparation of the registration statement.

1.2.2.	Reduction

If a registration in which any Holder has the right or is otherwise permitted to participate pursuant to this Section 1.2 is an underwritten registration, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (a) first, the shares proposed to be sold by the Company, (b) second, the shares proposed to be sold by Holders exercising rights under Section 1.2.1, allocated pro rata among such Holders in proportion to the number of Registrable Securities owned by them, and (c) third, by any other stockholders proposing to sell shares of Common Stock pursuant to such registration.

1.3.	Registration on Form S-3

Subject to the limitations set forth in Section 1.1.3, if at any time the Company is eligible to use Form S-3 (or any successor form) for secondary sales any Investor may request (by written notice to the Company stating the number of Registrable Securities proposed to be sold and the intended method of disposition) that the Company file a registration statement on Form S-3 (or any successor form) for a public sale of all or any portion of the Registrable Securities beneficially owned by it, provided that the reasonably anticipated aggregate price to the public of such Registrable Securities shall be at least $1 million.  At the written request of the Investor requesting such registration, such registration shall be for a delayed or continuous offering under Rule 415 under the Act.  Upon receiving such request, the Company shall use its commercially reasonable efforts to promptly file a registration statement on Form S-3 (or any successor form) to register under the Act for public sale in accordance with the method of disposition specified in such request, the number of shares of Registrable Securities specified in such request and shall otherwise carry out the actions specified in Sections 1.1.2 and 1.4.  There shall be no limitation on the number of registrations on Form S-3 that may be requested and obtained under this Section 1.3.

1.4.	Registration Procedures

Whenever any Holder has requested that any Registrable Securities be registered pursuant to Section 1.1, 1.2 or 1.3 hereof, the Company shall, as expeditiously as reasonably possible, use its commercially reasonable efforts to:

(a)             prepare and file with the SEC a registration statement with respect to such shares and use its commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for such Holder with copies of all such documents proposed to be filed);

(b)             prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than ninety (90) days (two (2) years in the case of a registration pursuant to Section 1.3 hereof), or until such earlier time as Holder has completed the distribution described in such registration statement, whichever occurs first;

(c)             furnish to such Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Holder may reasonably request;

(d)             register or qualify such shares under such other securities or blue sky laws of such jurisdictions as such Holder reasonably requests (and to maintain such registrations and qualifications effective for the applicable period of time set forth in Section 1.4(b) hereof, and to do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of such shares (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this subsection (d), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction); provided that, notwithstanding anything to the contrary in this Agreement with respect to the bearing of expenses, if any such jurisdiction shall require that expenses incurred in connection with the qualification of such shares in that jurisdiction be borne in part or full by such Holder, then such Holder shall pay such expenses to the extent required by such jurisdiction;

(e)             notify such Holder, at any time when a prospectus relating thereto is required to be delivered under the Act within the period that the Company is required to keep the registration statement effective, of the happening of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and promptly prepare, file and furnish to the Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or, in light of the circumstances then existing, necessary to make the statements therein not misleading;

(f)             cause all such securities to be listed on securities exchanges, if any, on which similar securities issued by the Company are then listed (or if not then listed, on such exchanges as the Company shall determine to be in its best interests);

(g)             provide a transfer agent and registrar for all such securities not later than the effective date of such registration statement;

(h)             make available for inspection by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by such Holder or by any such underwriter, all financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of the Company; and

(i)             in connection with an underwritten offering pursuant to a registration statement filed pursuant to Section 1.1, enter into an underwriting agreement in customary form and containing reasonable customary provisions, including provisions for indemnification of underwriters and contribution, if so requested by any underwriter.

1.5.	Holdback Agreement

(a)             Notwithstanding anything in this Agreement to the contrary, if after any registration statement to which the rights hereunder apply becomes effective (and prior to completion of any sales thereunder), the Board of Directors determines in good faith that the failure of the Company to (i) suspend sales of stock under the registration statement or (ii) amend or supplement the registration statement, would have a material adverse effect on the Company, the Company shall so notify each Holder participating in such registration and each Holder shall suspend any further sales under such registration statement until the Company advises the Holder that the registration statement has been amended or that conditions no longer exist which would require such suspension; provided that the Company may impose any such suspension for no more than thirty (30) days and no more than two (2) times during any twelve (12) month period.

(b)             In the event that the Company effects a registration of any securities under the Act for its IPO or a subsequent public offering of securities, each Holder of the Company’s outstanding Equity Securities agrees not to effect any sale, transfer, disposition or distribution, including any sale pursuant to Rule 144 under the Act, of any Equity Securities (except as part of such offering) during the 180-day period in the case of the IPO, and the 90-day period in subsequent public offerings, commencing with the effective date of the registration statement for the offering; provided that all holders of five percent (5%) or more of the Company’s outstanding Equity Securities, and officers and directors of the Company, to the extent that they hold Equity Securities and have been requested by the managing underwriter to do so, enter into similar agreements providing for similar restrictions on sales.

1.6.	Registration Expenses

1.6.1.	Holder Expenses

If, pursuant to Section 1.1, 1.2 or 1.3 hereof, Registrable Securities are included in a registration statement, then the Holder thereof shall pay all transfer taxes, if any, relating to the sale of its shares, and any underwriting discounts or commissions or the equivalent thereof applicable to the sale of its shares.

1.6.2.	Company Expenses

Except for the fees and expenses specified in Section 1.6.1, the Company shall pay all expenses incident to the registration of shares by the Company and any Holders pursuant to Sections 1.1, 1.2 or 1.3 hereof, and to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, underwriting discounts, fees and expenses (other than any Holder’s portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and reasonable fees and expenses of counsel for the Company and all independent certified public accountants and other persons retained by the Company.

1.6.3.	Indemnity and Contribution

(a)             In the event that any shares owned by a Holder are proposed to be offered by means of a registration statement pursuant to Section 1.1, 1.2 or 1.3, to the extent permitted by law, the Company shall indemnify and hold harmless such Holder, any underwriter participating in such offering, each officer, partner, manager and director of such person, each person, if any, who controls or may control such Holder or underwriter within the meaning of the Act and each representative of any Holder serving on the Board of Directors of the Company (such Holder or underwriter, its officers, partners, managers directors and representatives, and any such other persons being hereinafter referred to individually as an “Indemnified Person” and collectively as “Indemnified Persons”) from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, reasonable costs and expenses, including, without limitation, interest, penalties, and reasonable attorneys’ fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Indemnified Person, directly or indirectly (hereinafter referred to in this Section 1.6.3 in the singular as a “claim” and in the plural as “claims”), based upon, arising out of or resulting from any breach of representation or warranty made by the Company in the underwriting agreement relating to such offering or any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such claim is based upon, arises out of or results from information furnished to the Company in writing by such Indemnified Person for use in connection with the registration statement.

(b)             Promptly after receiving notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 1.6.3, such Indemnified Person shall submit written notice thereof to the Company (sometimes being hereinafter referred to as an “Indemnifying Person”).  The omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such omission, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission.  In addition, the omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder.  The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner.  In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person.  Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if such settlement is effected without the consent of such Indemnifying Person (such consent not to be unreasonably withheld or delayed).

1.7.	Grant and Transfer of Registration Rights

Except for registration rights granted by the Company which are subordinate to the rights of the Holders hereunder, the Company shall not grant any registration rights to any other person or entity without the prior written consent of Holders of a majority of the Registrable Securities held by all Holders.  Investors shall have the right to transfer or assign the rights contained in this Agreement (i) to any limited partner or affiliate of a Investor in connection with the transfer of any Registrable Securities or (ii) to any third party transferee acquiring at least five percent 5%) of the Registrable Securities; provided that (a) such transfer is permitted by the terms of any shareholder agreement then in effect, (b) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (c) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and (d) following the consummation of the IPO, such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.8.	Information from Holder

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.9.	Rule 144 Requirements

After the date of the IPO, the Company shall use its commercially reasonable efforts to make publicly available, and available to the Holders, such information as is necessary to enable the Holders to make sales of Registrable Securities pursuant to Rule 144 of the Act, to the extent applicable.  The Company shall furnish to any Holder, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.

1.10.	Changes in Equity Securities

If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, of through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

2.	DEFINITIONS

The capitalized terms contained in this Agreement shall have the following meanings unless otherwise specifically defined:

“Act” shall mean the Securities Act of 1933, as amended.

“Business Day” shall mean Monday through Friday and shall exclude any federal or bank holidays observed in New York City.

“Common Stock” shall mean up to thirty five million (35,000,000) shares of the Company’s capital stock issued as common stock of the Company, par value of one tenth of one cent ($0.001) per share.

“Equity Securities” shall mean the Common Stock and any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock, any stock or security convertible into or exchangeable for Common Stock or any other stock, security or interest in the Company whether or not convertible into or exchangeable for Common Stock.

“Holders” shall mean the Investors and any other person or entity that is a valid transferee of the rights granted hereunder pursuant to Section 1.7.

“IPO” shall mean the initial public offering of the Company’s Equity Securities registered under the Act.

“Registrable Securities” shall mean (i) any shares of Common Stock held by the Holders or hereafter acquired by the Holders (including, without limitation, shares of Common Stock issued upon exercise of the Warrants issued to the Investors) and (ii) any equity securities issued as a distribution with respect to or in exchange for conversion of or exercise of or in replacement for any of the shares referred to in clause (i).

3.	MISCELLANEOUS

3.1.	Entire Agreement; Amendment

This Agreement constitutes the entire agreement among the parties hereto with respect to the matters provided for herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. This Agreement may not be amended without the written consent of the Company and the Holders of a majority of the Registrable Securities held by all Holders.

3.2.	Waiver

No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein.  No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.  No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

3.3.	Termination

This Agreement shall forthwith become wholly void and of no effect upon the earlier to occur of the following: (i) as to any Holder, at such time after the closing date of the IPO as all of such Holder’s Equity Securities are then eligible for sale in a single transaction under Rule 144, promulgated under the Act, or (ii) seven years from the closing date of the IPO.

3.4.	No Third Party Beneficiaries

Except for indemnification rights provided in Section 1.6.3 or to the extent that the rights hereunder are assigned in accordance with Section 1.7, it is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

3.5.	Binding Effect

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

3.6.	Governing Law

This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland (excluding the choice of law rules thereof).

3.7.	Notices

All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand-delivered, sent by overnight courier service or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i)	If to the Company:

135 National Business Parkway, Suite 101
Annapolis Junction, MD 20701
Facsimile: 301-575-1047
Attention:  Leonard E. Moodispaw, CEO

with a copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.
111 South Calvert Street, Suite 1600
Baltimore, Maryland  21202
Facsimile: (410) 539-6981
Attention: A. Lynne Puckett

(ii)	If to any Investor, such Investor’s address as appearing on the records of the Company.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.  Each notice, demand, request, or communication which shall be hand-delivered or mailed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

3.8.	Execution in Counterparts

To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts.  All counterparts shall collectively constitute a single agreement.  It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

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IN WITNESS WHEREOF, the undersigned have duly executed this Registration Rights Agreement, or have caused this Registration Rights Agreement to be duly executed on their behalf, as of the day and year first set forth above.

THE COMPANY:

THE KEYW CORPORATION

By:	/s/ Leonard E. Moodispaw
Name: Leonard E. Moodispaw
Title: Chief Executive Officer

EXISTING INVESTORS:

CORPORATE OFFICE PROPERTIES, L.P.

By:	Corporate Office Properties Trust, its general partner

By:	/s/ Randall M. Griffin
	Name:	Randall M. Griffin
	Title:	President and Chief Executive Officer

GEF CAPITAL COMPANY HOLDINGS, LLC

By:	/s/ H. Jeffrey Leonard
Name:
Title:

THE HANNON FAMILY, LLC

By:	/s/ Glenn Allen Hannon
	Name:	Glenn Allen Hannon
	Title:	Director

THUNDERCLAP HOLDINGS, LLC

By:	/s/ H. Jeffrey Leonard
Name:
Title:

/s/ Frank Derwin
Frank Derwin

/s/ Frederick Funk
Frederick Funk

/s/ Leonard E. Moodispaw
Leonard E. Moodispaw

/s/ Caroline Pisano
Caroline Pisano

[signatures continue on the following page]

NEW INVESTORS:

VEDANTA OPPORTUNITIES FUND, L.P.

By: Vedanta Associates, LP, its general partner

By: Vedanta Partners, LLC, its general partner

By:	/s/ Parag Saxena
	Name:	Parag Saxena
	Title:	Managing Partner

ALPHA TECHNOLOGY LTD.

By:

By:

By:	/s/ Chandroo Kewalramani
	Name:	Chandroo Kewalramani
	Title:	Director

JOHN G. HANNON REVOCABLE TRUST U/A DATED MARCH 9, 2004

/s/ John G. Hannon
John Hannon

JOINDER AGREEMENT

The undersigned hereby join the Amended and Restated Stockholders’ Agreement, dated as of May 29, 2009 (the “Stockholders’ Agreement”), by and among The KEYW Corporation, a Maryland corporation (the “Company”), and certain stockholders of the Company which Stockholders’ Agreement has been assigned to and assumed by The KEYW Holding Corporation, a Maryland corporation (“HoldCo”), in connection with a reorganization effected on December 29, 2009.  The undersigned acknowledge and agree that the undersigned shall be deemed Stockholders under the Stockholders’ Agreement, subject to the terms and conditions of the Stockholders’ Agreement.

The undersigned hereby join the Amended and Restated Registration Rights Agreement, dated as of May 29, 2009 (the “Registration Rights Agreement”), by and among the Company and certain investors of the Company which Registration Rights Agreement has been assigned to and assumed by HoldCo in connection with a reorganization effected on December 29, 2009.  The undersigned acknowledge and agree that the undersigned shall be deemed Investors under the Registration Rights Agreement, subject to the terms and conditions of the Registration Rights Agreement.

The parties hereto hereby acknowledge and agree that this Joinder Agreement shall not be effective unless and until shares of HoldCo common stock are issued to the undersigned and/or their affiliates.

STOCKHOLDERS/INVESTORS:

/s/ Kevin B. Wilshere
Kevin B. Wilshere

/s/ D. Patrick Curry
D. Patrick Curry

ACCEPTED AND AGREED:

THE KEYW HOLDING CORPORATION

By:	/s/ John E. Krobath
Name: John E. Krobath
Title: Chief Financial Officer
	Date:	February 22, 2010

JOINDER AGREEMENT

The undersigned hereby joins the Amended and Restated Stockholders’ Agreement, dated as of May 29, 2009 (the “Stockholders’ Agreement”), by and among The KEYW Corporation, a Maryland corporation (the “Company”), and certain stockholders of the Company which Stockholders’ Agreement has been assigned to and assumed by The KEYW Holding Corporation, a Maryland corporation (“HoldCo”), in connection with a reorganization effected on December 29, 2009.  The undersigned acknowledges and agrees that the undersigned shall be deemed a Stockholder under the Stockholders’ Agreement, subject to the terms and conditions of the Stockholders’ Agreement.

The undersigned hereby joins the Amended and Restated Registration Rights Agreement, dated as of May 29, 2009 (the “Registration Rights Agreement”), by and among the Company and certain investors of the Company which Registration Rights Agreement has been assigned to and assumed by HoldCo in connection with a reorganization effected on December 29, 2009.  The undersigned acknowledges and agrees that the undersigned shall be deemed an Investor under the Registration Rights Agreement, subject to the terms and conditions of the Registration Rights Agreement.

STOCKHOLDER/INVESTOR:

/s/ Kevin Coby
Kevin Coby

ACCEPTED AND AGREED:

THE KEYW HOLDING CORPORATION

By:	/s/ Leonard E. Moodispaw
Name: Leonard E. Moodispaw
Title: Chief Executive Officer
	Date:	March 15, 2010